UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                  CURRENT REPORT
      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 9, 2007

                               FIRST BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

     Missouri                       000-22842                    43-1654695
(State or other jurisdiction      (Commission                (I.R.S. Employer
   of incorporation)              File Number)             Identification No.)

142 East First Street, Mountain Grove, Missouri                    65711
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code:  (417) 926-5151


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.06 Material Impairments.

On July 12, 2007, First Bancshares, Inc. ("Company"), the holding company for First Home Savings Bank ("Bank"), announced that the Bank determined that there had been adverse developments with respect to certain loans in the Bank's portfolio. The determination was based on events which took place in the fourth fiscal quarter which make liquidation of the collateral on four loans to one borrower the probable outcome. As a result, the Company increased its allowance for loan losses related to these loans by $256,000 in the month of June 2007. In addition, during the same period, the Bank recorded a $232,000 loss on real estate held for investment. The additional allowance and the loss on the real estate will result in a decrease in the Company's earnings of $488,000, or $308,000 on an after tax basis, for the quarter and fiscal year ended June 30, 2007. For further information see the Company's press release attached hereto as Exhibit 99.1, which is incorporated herein by reference.


Item 9.01. Financial Statements and Exhibits.

      (c) Exhibits

             99.1  News Release of First Bancshares, Inc. dated July 12, 2007.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 12, 2007                  FIRST BANCSHARES, INC.


                                     /s/ Ronald J. Walters
                                     ----------------------------------
                                     Ronald J. Walters
                                     Senior Vice President, Treasurer and
                                     Chief Financial Officer

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                                 Exhibit 99.1

                        News Release Dated July 12, 2007

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                         FIRST BANCSHARES, INC. REPORTS
                   INCREASE IN RESERVES AND LOSS ON REAL ESTATE

Mountain Grove, Missouri (July 12, 2007) - First Bancshares, Inc. (NASDAQ - FstBksh : FBSI), the holding company for First Home Savings Bank, today announced that it would increase its allowance for loan losses by $256,000 for the quarter ended June 30, 2007, in connection with four commercial business loans to one borrower. The increase was in connection with events that took place in the fourth fiscal quarter which make liquidation the probable outcome. As a result of the review, the Bank had concerns about this borrower's ability to repay the loans as well as the value of the collateral securing the loans.

Also during the quarter ended June 30, 2007, the Company recorded a $232,000 loss on real estate held for investment. The expense was to write down the original purchase price and capitalized development costs to market value based on a third party appraisal. During the month of June 2007, the Company ordered and received current appraisals on all real estate investments for which the appraisal on file was more than five years old. This was done with the intent to begin disposal of the properties.

As a result of increase in the allowance for loan losses and the loss on the land, the Company's earnings for the quarter ended June 30, 2007 will be reduced by $488,000 or $308,000 on an after tax basis for the quarter.

First Bancshares, Inc. is the holding company for First Home Savings Bank, a FDIC-insured savings bank chartered by the State of Missouri that conducts business from its home office in Mountain Grove, Missouri, ten full service offices in Marshfield, Ava, Gainesville, Sparta, Springfield, Theodosia, Crane, Galena, Kissee Mills and Rockaway Beach, Missouri, and a loan origination office in Springfield, Missouri.

The Company and its wholly-owned subsidiaries, First Home Savings Bank and SCMG, Inc. may from time to time make written or oral "forward-looking statements," including statements contained in its filings with the Securities and Exchange Commission, in its reports to stockholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company's beliefs, expectations, estimates and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company's control. Such statements address the following subjects: future operating results; customer growth and retention; loan and other product demand; earnings growth and expectations; new products and services; credit quality and adequacy of reserves; technology, and our employees. The following factors, among others, could cause the Company's financial performance to differ materially from the expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; inflation, interest rate, market, and monetary fluctuations; the timely development and acceptance of new products and services of the Company and the perceived overall value of these products and services by users; the impact of changes in financial services' laws and regulations; technological changes; acquisitions; changes in consumer spending and savings habits; and the success of the Company at managing and collecting assets of borrowers in default and managing the risks of the foregoing.

The foregoing list of factors is not exclusive. Additional discussion of factors affecting the Company's business and prospects is contained in the Company's periodic filing with the SEC. The Company does not undertake, and expressly disclaims any intent or obligation, to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.
Contact:  Daniel P. Katzfey, President and Chief Executive Officer  (417)
          926-5151


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